UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 20, 2013 (May 20, 2013)

SM Energy Company

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31539 (Commission File Number)	41-0518430 (IRS Employer Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Indenture

On May 20, 2013, SM Energy Company (the “Company”) issued and sold $500 million in aggregate principal amount of its 5% Senior Notes due 2024 (the “Notes”) pursuant to the Purchase Agreement, dated May 15, 2013, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”). The Notes were offered and sold to the Initial Purchasers in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will be resold to qualified institutional buyers in reliance on Rule 144A and Regulation S of the Securities Act.

The Company issued the Notes pursuant to an indenture, dated as of May 20, 2013 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will mature on January 15, 2024. Interest on the Notes is payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2014.  The Notes are not currently guaranteed by any of the Company’s subsidiaries.

At any time prior to July 15, 2016, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 105.000% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of certain equity offerings, so long as (a) at least 65% of the original principal amount of the Notes issued on May 20, 2013 remains outstanding after each such redemption and (b) the redemption occurs within 180 days after the closing of the related equity offering. On and after July 15, 2018, the Company may redeem all or a portion of the Notes at redemption prices (expressed as percentages of the principal amount) equal to (i) 102.500% of the principal amount of the Notes for the twelve-month period beginning on July 15, 2018; (ii) 101.667% of the principal amount of the Notes for the twelve-month period beginning on July 15, 2019; (iii) 100.833% of the principal amount of the Notes for the twelve-month period beginning on July 15, 2020 and (iv) 100.000% of the principal amount of the Notes on July 15, 2021 and at any time thereafter, plus accrued and unpaid interest to the applicable redemption date.  In addition, prior to July 15, 2018, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus a make-whole premium, calculated as described in the Indenture, plus accrued and unpaid interest to the applicable redemption date.

The Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to: (i) incur additional debt and issue preferred stock; (ii) pay certain dividends or distributions on the Company’s capital stock or purchase, redeem or retire such capital stock or subordinated obligations, or make certain investments; (iii) sell assets, including the capital stock of the Company’s Restricted Subsidiaries (as defined in the Indenture); (iv) restrict the ability of any of the Company’s Restricted Subsidiaries to pay dividends or indebtedness owing to the Company or to any other Restricted Subsidiaries; (v) create liens that secure debt; (vi) enter into transactions with affiliates; and (vii) merge or consolidate with another company.  These covenants are subject to a number of important exceptions and qualifications. At any time when the Notes are rated investment grade by both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, many of these covenants will terminate.

The Indenture provides that each of the following is an Event of Default: (i) default in the payment of interest on the Notes when due, that continues for 30 days; (ii) default in payment of the principal of or premium, if any, on the Notes when due; (iii) failure by the Company or any Subsidiary Guarantor (as defined in the Indenture), if any, to comply with certain covenants relating to merger and consolidation; (iv) failure by the Company to comply for 30 days after notice (or 180 days after notice in the case of a failure to comply with certain covenants relating to the filing of annual, quarterly and current reports with the Securities and Exchange Commission (the “SEC”)) with the covenants described in the immediately preceding paragraph, or with covenants in the Indenture that require that (a) any Restricted Subsidiaries of the Company that guarantee other debt of the Company to also guarantee the debt of the Company under the Indenture, (b) the Company engage only in the oil and gas business except for other business activities that are not material to the Company and its Restricted Subsidiaries taken as a whole, and (c) upon a change of control of the Company, the Company offer to repurchase all or any part of the Notes at 101% of their principal amount, plus accrued and unpaid interest; (v) failure by the Company to comply for 60 days after notice with any of the other covenants of the Company in the Indenture; (vi) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates to $30.0 million or more; (vii) certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to the Company or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary (as defined in the Indenture) of the Company or any group of the Company’s Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company; (viii) failure by the Company, or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary of the Company or any group of the Company’s Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company, to pay final judgments aggregating in excess of $30.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and (ix) any future subsidiary guarantee entered into by a Significant Subsidiary of the Company or group of the Company’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, ceases to be in full force and effect (except as contemplated by the Indenture) or is declared null and void in any judicial proceeding, or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, denies or disaffirms its obligations under the Indenture or its subsidiary guarantee of the Notes.

In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization described above, all outstanding principal of, premium, if any, and accrued interest on the Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all unpaid principal of, premium, if any, and accrued interest on the Notes to be due and payable immediately.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the form of Notes, which is included as Exhibit A to the Indenture filed as Exhibit 4.1 hereto, and is incorporated herein by reference.

Registration Rights Agreement

On May 20, 2013, the Company entered into a registration rights agreement with the Initial Purchasers (the “Registration Rights Agreement”) that provides holders of the Notes certain rights relating to registration of the Notes under the Securities Act.

Pursuant to the Registration Rights Agreement, the Company will file an exchange offer registration statement with the SEC with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. The Company will use its commercially reasonable efforts to cause the exchange offer registration statement to become effective by May 20, 2014 and remain effective until 180 days after the closing of the exchange. Additionally, the Company has agreed to commence the exchange offer promptly after the exchange offer registration statement is declared effective by the SEC and use its commercially reasonable efforts to complete the exchange offer not later than 60 days after such effective date. Under certain circumstances, in lieu of a registered exchange offer, the Company has agreed to file a shelf registration statement with respect to the Notes. If the exchange offer is not completed on or before May 20, 2014, or the shelf registration statement, if required, is not declared effective within the time periods specified in the Registration Rights Agreement, then the Company is obligated to pay additional interest with respect to the Notes in an amount not to exceed 1.00% of the principal amount of the Notes until the exchange offer is completed or the shelf registration statement is declared effective.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of May 20, 2013, between SM Energy Company and U.S. Bank National Association.

4.2

Registration Rights Agreement, dated May 20, 2013, by and among SM Energy Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as representatives of the several initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date: May 20, 2013	By:	/s/ David W. Copeland
David W. Copeland
Executive Vice President, General Counsel and Corporate Secretary